Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE First fiscal quarter ENDED September 30, 2015

Posts record quarterly results with revenues of $218.7 Million – Up $120.5 million or 122.7%;

Net revenues increased 92.6% to $50.7 Million

Adjusted EBITDA increased 128.0% to $8.2 Million

BELLEVUE, WA November 16, 2015 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three months ended September 30, 2015.

First Fiscal Quarter Financial Highlights (Quarter Ended September 30, 2015)

•	Revenues increased to $218.7 million, up $120.5 million, or 122.7% compared to revenues of $98.2 million for the comparable prior year period.
•	Net revenues increased to $50.7 million, up $24.4 million, or 92.6% compared to net revenues of $26.3 million for the comparable prior year period.
•

Net loss attributable to common stockholders was $0.2 million (including $1.0 million in acquisition costs related to Wheels and other transactions), or $0.00 per basic and fully diluted share, for the first fiscal quarter of 2016, compared to net income of $1.0 million, or $0.03 per basic and fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common stockholders was $3.8 million, or $0.08 per basic and fully diluted share, for the first fiscal quarter of 2016, compared to adjusted net income attributable to common stockholders of $1.7 million, or $0.05 per basic and fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased 128.0% to $8.2 million for the first fiscal quarter of 2016, compared to adjusted EBITDA of $3.6 million in the comparable prior year period. Normalizing these results to exclude $0.6 million in non-recurring transition costs associated with the interim operation of Service By Air’s back-office operations, Adjusted EBITDA would have been $8.8 million for the first fiscal quarter of fiscal 2016.

Growth Capital

In July 2015, the Company closed a public offering of 6,133,334 shares; including the full exercise of the underwriters’ overallotment option, at a price of $6.75 per share. Proceeds from the offering totaled $38.4 million after deducting the underwriting discount and offering costs of approximately $3.0 million. The proceeds were used to repay amounts outstanding under the Company’s senior credit facility and positions the Company for future growth.

Network Expansion – Acquisitions

On November 2, 2015, the Company completed its acquisition of Copper Logistics, Inc., a Minneapolis, Minnesota based company that provides a full range of domestic and international transportation and logistics services across North America. The Company has structured the transaction similar to previous acquisitions, with a portion of the expected purchase price payable in subsequent periods based on future performance of the acquired operation.

CEO Comments

“We are very pleased to report record results for the quarter ended September 30, 2015 and our continuing trend of profitable growth,” said Bohn Crain, Founder and CEO. “This was the first reporting period to reflect the run-rate contribution of our recent Wheels, Service by Air and Highways and Skyways acquisitions. We posted revenues of $218.7 million, up $120.5 million or 122.7%; net revenues of $50.7 million, up $24.4 million or 92.6%; and adjusted EBITDA of $8.2 million, up $4.6 million or 128.0% over the comparable prior year period. Our ability to leverage our personnel and general administrative costs as a function of our net revenues is what will really allow us to drive profitable growth. As a percentage of net revenues, our adjusted EBITDA (normalized to exclude the non-recurring transitions costs associated with the operation of Service by Air’s back-office operations) improved 380 basis points from 13.6% to 17.4% for the comparable prior year period. We are excited to see these metrics continue the anticipated progression as we scale the business.”

“We also continue to make good progress on the integration front: (1) in Toronto, we completed our facilities consolidation combining three separate Wheels operations under one roof, (2) in New York, we are combining our company owned SBA and Radiant operations, (3) in Los Angeles, we are combining our company owned Wheels, SBA and Radiant operations and (4) in Cincinnati, we are combining our company owned Wheels and Highways and Skyways operations. Each integration represents an opportunity for us to unlock both revenue and cost synergies across the network as we combine the strengths of each respective group. In addition, earlier this month we successfully cut-over to our new SAP platform. As we have previously discussed, we have been a long time user of SAP but needed to upgrade to a new version of the software as a first step to position the Company to consolidate its forwarding and brokerage operations on to a singular platform which will help us to unlock both revenue and cost synergies across the combined organization while positioning us for future growth.”

Crain continued: “We continue to focus on growing our business through a combination of organic and acquisition initiatives. Our organic growth strategy will continue to focus on strengthening existing and expanding new customer relationships leveraging the benefit of our new truck brokerage and intermodal service offerings, while continuing our efforts on the organic build-out of our network of strategic operating partner locations. With the benefit of our recent equity raise, we also believe we are very well positioned to continue our disciplined approach of acquiring non-asset based businesses. We have very low leverage on our balance sheet at this point and continue to search for acquisition candidates that bring critical mass from a geographic standpoint, purchasing power and/or complementary service offerings to the current platform. In this regard, we recently completed the tuck-in acquisition of Minneapolis-based Copper Logistics which we have integrated into our existing company owned operations in that market. We have a particular interest in continuing to build density in strategic markets like Minneapolis where we already have company owned operations that we can leverage in driving both revenue and cost synergies. We currently have company owned operations in 15 markets across North America and each of these locations represents a platform from which we can continue to attract like-minded logistics entrepreneurs who see value in our platform.”

“Notwithstanding the generally negative market sentiment that seems to be reflected in recent stock prices across the transportation sector, we remain generally upbeat about our prospect at Radiant. There are a number of factors that contribute to our positive long term outlook: (1) we are executing a strategy that historically has, and we believe prospectively will, continue to perform well in varying market environments, (2) as a scalable non-asset based logistics provider, we are well positioned to respond to shifting market dynamics (good or bad) as they occur, (3) with the benefit of our recent equity raise we are in the strongest financial position in the Company’s history, positioned to take advantage of market opportunities as they present themselves and (4) we just delivered solid results for our first fiscal quarter of 2016. This is by no means meant to suggest we are somehow immune from a slowing economy, but we feel that we continue to offer a unique value proposition in support of logistics entrepreneurs across the country that will continue to gain traction in the marketplace and over the longer term translate into superior returns for our investors. Our updated EBITDA guidance for our fiscal year ending June 30, 2016 remains in line with our prior projections with adjusted EBITDA in the range of $30.0 - $34.0 million on net revenues of $195 million to $205 million. Based on our results for quarter ended September, we have trimmed our projections on top line revenue to reflect gross margins which are trending closer to 23% rather than the 21.6% margins implied in our previous projections. This equates to adjusted net income available to common stockholders in the range of $12.0 - $14.7 million, or $0.24 - $0.30 per basic and $0.24 - $0.29 per fully diluted share.”

First Fiscal Quarter ended September 30, 2015 – Financial Results

For the three months ended September 30, 2015, Radiant reported a net loss attributable to common stockholders of $172,000 on $218.7 million of revenues, or $0.00 per basic and fully diluted share. For the three months ended September 30, 2014, Radiant reported net income attributable to common stockholders of $1,009,000 on $98.2 million of revenues, or $0.03 per basic and fully diluted share.

For the three months ended September 30, 2015, Radiant reported adjusted net income attributable to common stockholders of $3,799,000, or $0.08 per basic and fully diluted share. For the three months ended September 30, 2014, Radiant reported adjusted net income attributable to common stockholders of $1,653,000, or $0.05 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $8,184,000 for the three months ended September 30, 2015, compared to adjusted EBITDA of $3,587,000 for the three months ended September 30, 2014. Normalizing these results to exclude $0.6 million in non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $8.8 million for the months ended September 30, 2015.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending September 30, 2015 and 2014 appears at the end of this release.

Investor Conference Call

Radiant will host a conference call for stockholders and the investing community on Monday, November 16, 2015 at 4:30 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for two weeks after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using conference ID number 13623800. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a comprehensive North American provider of third party logistics and multimodal transportation services. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends; our ability to maintain positive relationships with Wheels' third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	September 30,	June 30,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$10,230,604	$7,268,144
Accounts receivable, net of allowance of $1,373,456 and $1,551,202, respectively	125,321,716	127,348,546
Employee and other receivables	206,542	110,728
Income tax deposit	3,951,106	4,102,191
Prepaid expenses and other current assets	5,873,342	5,671,872
Deferred tax asset	1,961,703	1,977,433
Total current assets	147,545,013	146,478,914

Furniture and equipment, net	13,015,647	13,175,890

Acquired intangibles, net	80,760,131	82,954,682
Goodwill	63,089,222	63,089,222
Deposits and other assets	2,466,042	3,007,492
Total long-term assets	146,315,395	149,051,396
Total assets	$306,876,055	$308,706,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$89,953,547	$92,025,407
Commissions payable	9,004,134	9,449,047
Other accrued costs	7,307,532	7,732,101
Due to former shareholders of acquired operations	—	683,593
Current portion of notes payable	1,048,624	543,086
Current portion of contingent consideration	1,528,000	1,872,000
Current portion of transition and lease termination liability	1,508,416	282,849
Other current liabilities	331,063	297,727
Total current liabilities	110,681,316	112,885,810

Notes payable, net of current portion	46,141,261	85,892,515
Contingent consideration, net of current portion	5,673,000	5,741,000
Transition and lease termination liability, net of current portion	1,051,024	923
Deferred rent liability	908,360	1,143,749
Deferred tax liability	17,269,192	17,544,417
Other long-term liabilities	1,169,806	1,004,812
Total long-term liabilities	72,212,643	111,327,416
Total liabilities	182,893,959	224,213,226

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980,000	839	839
Common stock, $0.001 par value, 100,000,000 shares authorized; 48,728,826 and 42,563,224 shares issued and outstanding, respectively	30,183	24,018
Additional paid-in capital	113,443,437	74,658,960
Deferred compensation	(2,905)	(4,166)
Retained earnings	9,973,790	10,146,282
Accumulated other comprehensive income (loss)	460,050	(394,547)
Total Radiant Logistics, Inc. stockholders’ equity	123,905,394	84,431,386
Non-controlling interest	76,702	61,588
Total stockholders’ equity	123,982,096	84,492,974
Total liabilities and stockholders’ equity	$306,876,055	$308,706,200

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended
	September 30,
	2015	2014
Revenues	$218,652,572	$98,231,388
Cost of transportation	167,939,467	71,906,605
Net revenues	50,713,105	26,324,783

Operating partner commissions	22,297,879	13,979,351
Personnel costs	14,443,095	6,559,946
Selling, general and administrative expenses	6,463,434	2,648,066
Depreciation and amortization	3,104,999	1,279,081
Transition and lease termination costs	3,162,228	—
Change in contingent consideration	(412,000)	(550,000)
Total operating expenses	49,059,635	23,916,444

Income from operations	1,653,470	2,408,339

Other income (expense):
Interest income	6,781	925
Interest expense	(1,417,929)	(91,459)
Foreign exchange gain	250,506	74,498
Other	94,520	52,324
Total other income (expense):	(1,066,122)	36,288

Income before income tax expense	587,348	2,444,627

Income tax expense	(233,338)	(901,926)

Net income	354,010	1,542,701
Less: Net income attributable to non-controlling interest	(15,114)	(22,037)

Net income attributable to Radiant Logistics, Inc.	338,896	1,520,664
Less: Preferred stock dividends	(511,388)	(511,388)

Net income (loss) attributable to common stockholders	$(172,492)	$1,009,276

Other comprehensive income:
Foreign currency translation gain	854,597	—
Comprehensive income	$682,105	$1,009,276

Net income per common share - basic and diluted	$—	$0.03

Weighted average shares outstanding:
Basic shares	47,375,437	34,349,586
Diluted shares	47,375,437	35,827,335

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated as Radiant’s back office in Bellevue Washington will absorb these services.

	Three Months Ended
	September 30,
	2015	2014
Net income (loss) attributable to common stockholders	$(172,492)	$1,009,276

Net income per common share - basic and diluted	$—	$0.03

Weighted average shares outstanding:
Basic shares	47,375,437	34,349,586
Diluted shares	48,610,990	35,827,335

Reconciliation of net income to adjusted net income:
Net income (loss) attributable to common stockholders	$(172,492)	$1,009,276
Adjustments to net income:
Income tax expense	233,338	901,926
Depreciation and amortization	3,104,999	1,279,081
Change in contingent consideration	(412,000)	(550,000)
Lease termination costs	2,058,343	—
Acquisition related costs	999,777	94,771
Non-recurring legal costs	310,072	120,113
Amortization of loan fees and OID	100,991	15,295

Adjusted Net Income before income taxes	6,223,028	2,870,462

Provision for income taxes at 36% before preferred dividend requirement	(2,424,390)	(1,217,466)

Adjusted net income	$3,798,638	$1,652,996

Adjusted net income per common share - basic and diluted	$0.08	$0.05

	Three Months Ended
	September 30,
Reconciliation of net income to adjusted EBITDA	2015	2014

Net income (loss) attributable to common stockholders	$(172,492)	$1,009,276
Preferred stock dividends	511,388	511,388

Net income attributable to Radiant Logistics, Inc.	338,896	1,520,664
Income tax expense	233,338	901,926
Depreciation and amortization	3,104,999	1,279,081
Net interest expense	1,411,148	90,534

EBITDA	5,088,381	3,792,205

Share-based compensation	390,099	204,729
Change in contingent consideration	(412,000)	(550,000)
Acquisition related costs	999,777	94,771
Non-recurring legal costs	310,072	120,113
Lease termination costs	2,058,343	—
Foreign exchange gain	(250,506)	(74,498)

Adjusted EBITDA	8,184,166	3,587,320
Transition costs	640,256	—
Normalized Adjusted EBITDA	$8,824,422	$3,587,320
As a % of Net Revenues	17.4%	13.6%

Reconciliation of Non-GAAP Financial Measures to Preliminary Guidance

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the Company’s preliminary guidance for its fiscal year ending June 30, 2016 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$3,019 – $5,669
Less: Preferred Dividend Requirement	$(2,046)
Net income attributable to common stockholders	$973 – $3,623
Net income per common share:
Basic and Diluted	$0.02 – 0.07
Weighted average shares outstanding:
Basic shares	49,000,000
Diluted shares	50,500,000

Reconciliation of net income to adjusted net income:
Net income attributable to common stockholders	$973 – $3,623
Adjustments to net income:
Income tax expense	$1,766 - $3,256
Depreciation and amortization	$13,916
Lease Termination Costs	3,000
Change in contingent consideration	$250
Adjusted net income before taxes	$19,905 - $24,045
Less: Provision for income taxes at blended 36% before preferred dividend requirement of $2,046	$(7,902) – (9,393)
Adjusted net income	$12,003 - $14,652
Adjusted net income per common share:
Basic	$0.24 – 0.30
Diluted	$0.24 – 0.29

Reconciliation of net income to adjusted EBITDA:	Outlook Fiscal Year Ending June 30, 2016
Net income attributable to Radiant Logistics, Inc.	$3,019 – $5,669
Less: Preferred dividends	$(2,046)
Net income attributable to common stockholders	$973 – $3,623
Adjustments to net income:
Preferred dividend	$2,046
Interest expense - net	$6,799-$6,659
Income tax expense	$1,766 – $3,256
Lease Termination Costs	$3,000
Depreciation and amortization	$13,916
EBITDA	$28,500 -$32,500
Share-based compensation	$1,250
Change in contingent consideration	$250
Adjusted EBITDA	$30,000 - $34,000

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.